UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 4, 2014

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 5, 2014, New Zealand Standard Time, Diligent Board Member Services, Inc. (the “Company”) and NZX Limited entered into a settlement agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The description of the settlement agreement is contained in Item 8.01 below and is incorporated by reference herein.

Item 8.01.                                        Other Events.

On September 8, 2014, New Zealand Standard Time, the NZ Markets Disciplinary Tribunal announced that it has approved a settlement agreement between the Company and NZX Limited regarding the Company’s breaches of NZX Main Board Listing Rules in respect of the Company’s delayed release of its 2013 annual report, 2013 preliminary half-year announcement and the 2013 half-year report. The settlement agreement provides for the payment of NZD $100,000 to the NZX Discipline Fund by the Company, plus costs, as described in the public censure issued by the NZ Markets Disciplinary Tribunal, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement between the Company and NZX Limted, dated September 5, 2014 New Zealand Standard Time

99.1	Public censure issued by the NZ Markets Disciplinary Tribunal dated September 8, 2014 New Zealand Standard Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2014	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alessandro Sodi
Alessandro Sodi Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement between the Company and NZX Limited, dated September 5, 2014 New Zealand Standard Time

99.1	Public censure issued by the NZ Markets Disciplinary Tribunal dated September 8, 2014 New Zealand Standard Time